EXHIBIT 23.2

                Consent of Berenfeld, Spritzer, Shechter & Sheer

                      Berenfeld, Spritzer, Shechter & Sheer
                          Certified Public Accountants
                              7700 N. Kendall Drive
                                 Penthouse Five,
                              Miami, Florida 33156
               Telephone (305) 274-4600   Facsimile (305) 274-5139



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated March 31, 2000 regarding the accompanying the financial statements of e.Deal.net, Inc. for the year ended March 31, 2000 and 1999 which are incorporated by reference in the Registration Statement ( on Form SB-2) and related Prospectus of filed by the Company. We consent to the incorporation by reference in the Registration Statement and related Prospectus of the aforementioned reports and to the use of our name as it appears under the caption "Experts."


/s/ Berenfeld, Spritzer, Shechter & Sheer
Berenfeld, Spritzer, Shechter & Sheer

Miami, Florida
March 9, 2001